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                                                                    Exhibit 3.45



                            CERTIFICATE OF FORMATION

                                       OF

                           FLATONIA OAK MANOR GP, LLC

        This Certificate of Formation of Flatonia Oak Manor GP, LLC, dated as of July 3, 2003, is being duly executed and filed by Sally G. Burns, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et. seq.).

        FIRST. The name of the limited liability company formed hereby is Flatonia Oak Manor GP, LLC.

        SECOND.The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                /s/ Sally G. Burns
                                                -------------------------------
                                                Sally G. Burns
                                                Authorized Person